UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Zevra Therapeutics, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Leading Proxy Advisory Firms ISS and Glass Lewis Demonstrate Strong Support for Zevra’s Transformation Strategy

Glass Lewis Recommends a Vote “FOR” Zevra’s Three Nominees

Both ISS and Glass Lewis Recommend Shareholders DO NOT Vote “FOR” Any of the Mangless Nominees

Zevra Urges Shareholders to Vote on the WHITE Proxy Card

CELEBRATION, Fla., April 17, 2023 – Zevra Therapeutics, Inc. (NasdaqGS: ZVRA) (“Zevra” or the “Company” and formerly KemPharm, Inc.), a rare disease therapeutics company, today announced that leading proxy advisory firms Institutional Shareholder Services (“ISS”) and Glass Lewis & Co. (“Glass Lewis”) have voiced their support for Zevra’s nominees and strategy and found that Mangless’ arguments and nominees were not compelling.

The Company urges its shareholder to vote on the WHITE proxy card “FOR” all three nominees - Richard W. Pascoe, David S. Tierney, M.D., and Christopher M. Posner. Votes must be cast during or prior to the Company’s upcoming Annual Meeting of Shareholders (“Annual Meeting”), which is scheduled for April 25, 2023.

In making its recommendation, Glass Lewis stated in its April 7, 2023, report1:

●	“when considering the promulgated alternative to maintenance of the status quo, we do not believe the Dissident has presented investors with a sufficiently persuasive case at this time”
●

“we are ultimately inclined to share the board's view, noting, in particular, that Mr. Mangless' materials to date have been somewhat thin on detail, have failed to grapple more directly with Dr. Mickle's opposition to both the current campaign and central components of the dissenting thesis and have not presented what we consider to be compelling plans or persuasive arguments in favor of the Dissident nominees”

●	In making its recommendation for the re-election of all of Zevra’s nominees, “[I]nvestors would ultimately be better served supporting the incumbent Zevra nominees at this time”
●

In reference to Mangless’ director nominees, “[T]he Dissident has ultimately advanced a slate which appears to lack decisively strong industry and public company bona fides, which, in our view, raises meaningful questions around the appeal of supporting the Dissident candidates at this time”

In making its recommendation, ISS stated in its April 13, 2023, report1:

●	“In this contest, the dissident's terse arguments laid out in his proxy statement have not risen to the level of a successful case for immediate change at the company”
●	“the dissident has failed to make a compelling case for change at the company”
●	“Since the dissident has not made a compelling case for change, direct support for the dissident nominees is not warranted under our analytic framework”
●	“Votes FOR the remaining director nominee, CEO Richard Pascoe, are warranted”

Commenting on the ISS and Glass Lewis recommendations, Zevra issued the following statement:

We are pleased that ISS and Glass Lewis are supportive of our transformation strategy and believe in our ambitious vision led by our CEO Richard Pascoe. Furthermore, we commend Glass Lewis’ recommendation that shareholders vote “FOR” all of our stated proposals, including the election of our highly qualified director nominees – Richard W. Pascoe, David S. Tierney, M.D., and Christopher A. Posner and not support any of the Mangless nominees.

Zevra shareholders are reminded that their vote is extremely important, no matter how many shares they own. The Company advises that shareholders DO NOT vote for any of the Mangless nominees, and vote “AGAINST” the Mangless Proposal. Instead, the Zevra Board of Directors unanimously recommends shareholders vote “FOR” all of the nominees listed on the WHITE proxy card enclosed with the previously mailed definitive proxy statement.

Shareholders are urged to vote their shares TODAY, in advance of the Annual Meeting. Shareholders can switch their vote at any time to vote “FOR” all of the Company’s Board nominees. Only the latest-dated proxy card counts.

Zevra shareholders who need assistance in completing the WHITE proxy card or have questions regarding the Zevra Annual Meeting may contact the Company’s proxy solicitor:

If you have any questions about how to vote your shares, or need additional assistance, please contact: ZVRA@info.morrowsodali.com (203) 658-9400 or Toll-Free (800) 662-5200

About Zevra:

Zevra Therapeutics is a rare disease company melding science, data, and patient need to create transformational therapies for diseases with limited or no treatment options.  With unique, data-driven clinical, regulatory, and commercialization strategies, the Company is overcoming complex drug development challenges to bring much-needed therapies to patients.

Arimoclomol, Zevra’s orally-delivered, first-in-class investigational product candidate for the treatment of Niemann-Pick disease type C (“NPC”), has been granted orphan drug designation, Fast Track designation, Breakthrough Therapy designation and rare pediatric disease designation for NPC by the U.S. Food and Drug Administration (“FDA”), and orphan medicinal product designation for the treatment of NPC by the European Medicines Agency (“EMA”).

KP1077 is Zevra’s lead clinical candidate being developed to treat idiopathic hypersomnia (“IH”) and narcolepsy.  KP1077 is comprised solely of serdexmethylphenidate (“SDX”), Zevra’s proprietary prodrug of d-methylphenidate (“d-MPH”).  The FDA has granted KP1077 orphan drug designation for the treatment of IH, and the U.S. Drug Enforcement Agency (“DEA”) has classified SDX as a Schedule IV controlled substance based on evidence suggesting SDX has a lower potential for abuse when compared to d-MPH, a Schedule II controlled substance.

Early access programs are made available by Zevra Therapeutics, Inc. and its affiliates and are subject to the Company's Early Access Program (“EAP”) policy as published on its website at zevra.com.  Participation in these programs is subject to the laws and regulations of each jurisdiction under which each respective program is operated.  Eligibility for participation in any such program is at the treating physician's discretion.

Caution Concerning Forward-Looking Statements:

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and which can be identified by the use of words such as "may," "will," "expect," "project," "estimate," "anticipate," "plan," "believe," "potential," "should," "continue," "could," "intend," "target," "predict," or the negative versions of those words or other comparable words or expressions, although not all forward-looking statements contain these identifying words or expressions. Forward-looking statements are not guarantees of future actions or performance. Forward-looking statements are based on information currently available to Zevra and its current plans or expectations. They are subject to several known and unknown uncertainties, risks, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These and other important factors are described in detail in the "Risk Factors" section of Zevra’s (formerly KemPharm) Annual Report on Form 10-K for the year ended December 31, 2022, and Zevra’s (formerly KemPharm) other filings with the Securities and Exchange Commission. While we may elect to update such forward-looking statements at some point in the future, except as required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change. Although we believe the expectations reflected in such forward-looking statements are reasonable, we cannot assure that such expectations will prove correct.  These forward-looking statements should not be relied upon as representing our views as of any date after the date of this press release.

Additional Information and Where to Find It

Zevra has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for Zevra’s 2023 Annual Meeting of Stockholders. This communication is not a substitute for any proxy statement or other document that Zevra may file with the SEC in connection with any solicitation by Zevra.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY ZEVRA AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION.

Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Zevra free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Zevra are also available free of charge by accessing Zevra’s website at www.zevra.com.

Participants in the Solicitation

This communication is neither a solicitation of a proxy or consent nor a substitute for any proxy statement or other filings that may be made with the SEC. Nonetheless, Zevra, its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by Zevra. Information about Zevra’s executive officers and directors is available in Zevra’s definitive proxy statement for the 2023 Annual Meeting of Stockholders, which was filed with the SEC on March 15, 2023. The definitive proxy statement is available free of charge at the SEC’s website at www.sec.gov. Copies of the documents filed by Zevra are also available free of charge by accessing Zevra’s website at www.zevra.com.

# # #

Contacts

Nichol Ochsner

+1 (732) 754-2545

nochsner@zevra.com

Jennifer Arcure

+1 (917) 603-0681

Jennifer.arcure@evokegroup.com